EXHIBIT 10.2

STOCKHOLDERS AGREEMENT
Dated June 27, 2008
By and Among
MOBILE MINI, INC.
and
THE STOCKHOLDERS SIGNATORY HERETO

i

STOCKHOLDERS AGREEMENT
          STOCKHOLDERS AGREEMENT (this “Agreement”), dated June ___, 2008, by and among Mobile Mini, Inc., a Delaware corporation (the “Company”) and the Persons listed on Schedule I attached hereto (each, a “Stockholder” and collectively, the “Stockholders”).
W I T N E S S E T H :
          WHEREAS, on the date hereof, in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated February 22, 2008, by and among the Company, Cactus Merger Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of the Company, MSG WC Holdings Corp., a Delaware corporation (“MSG”) and Target Stockholder Representative (as defined in the Merger Agreement), each Stockholder became the record and beneficial owner of that number of shares of Series A Convertible Redeemable Participating Preferred Stock of the Company, par value $0.01 per share (“Preferred Stock”), listed opposite such Stockholder’s name on Schedule I attached hereto;
          WHEREAS, Welsh, Carson, Anderson & Stowe X, L.P. (“WCAS”) has the right in accordance with Section 7.7 of the Merger Agreement to acquire up to an additional 2,000,000 shares of Common Stock;
          WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that, simultaneously with such consummation, the Company and the Stockholders enter into this Agreement; and
          WHEREAS, the Company and the Stockholders each desire to enter into this Agreement to, inter alia, regulate and limit certain rights relating to any Securities which may be held by any of the Stockholders from time to time and to limit the sale, assignment, transfer, encumbrance or other disposition of such Securities and to provide for certain arrangements regarding the management of the Company as set forth herein.
          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
     Section 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
          “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
          “Agreement” shall have the meaning set forth in the preamble to this Agreement.
          “Approved Sale of the Company” shall mean a Sale of the Company that has been approved by the Board and the Board has not withdrawn or modified its recommendation (to the extent it is obligated to recommend the approval of such transaction to the Company’s stockholders under applicable Law) of such Sale of the Company.
          “Board” shall mean the Board of Directors of the Company.
          “Business Day” means any day, other than a Saturday, Sunday or other day on which banks located in New York City, New York or Tempe, Arizona are authorized or required by Law to close.
          “Certificate of Designation” shall mean that certain Certificate of Designation of the Company with respect to Preferred Stock, filed with the Secretary of State of the State of Delaware on the date hereof.
          “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.
          “Company” shall have the meaning set forth in the preamble to this Agreement.
          “Competitive Business” shall mean any business of the type and character engaged in and competitive with that conducted by the Company from time to time (which constitutes at least 20% of its gross revenues on a consolidated basis), including, without limitation, the rental, acquisition, refurbishment, renovation, or resale of shipping containers and other similar portable storage solutions.
          “Confidentiality Agreement” shall mean that certain Mutual Confidentiality Agreement dated as of December 14, 2007, between Target and Parent.
          “Confidential Information” shall have the meaning set forth in the Confidentiality Agreement.
          “Controlled Affiliate” shall mean any Affiliate of a Stockholder (other than (x) Affiliates of a portfolio company who are not otherwise an Affiliate of such Stockholder and (y) a portfolio company of such Stockholder, except the following portfolio companies shall be deemed a “Controlled Affiliate”: any portfolio company (i) in which such Stockholder and its other Affiliates (other than another portfolio company of such Stockholder) has the power or right to nominate at least 50% of the board of directors or other similar governing body of such portfolio company or owns at least 50% of the outstanding voting equity securities of such portfolio company, (ii) that has received confidential information concerning the Company and its Subsidiaries (provided that possession or knowledge of such confidential information by any Affiliate of such Stockholder serving on the board of directors or other similar governing body of any entity without more shall not be imputed to such entity), or (iii) has taken any action at the direction of such Stockholder or another Affiliate of such Stockholder that is otherwise prohibited or restricted by the terms of Section 2.3 of this Agreement).
          “Debt Securities” shall mean all bonds, debentures, notes and other instruments evidencing indebtedness for borrowed money of the Company or any of its Subsidiaries from time to time (including, without limitation, those certain 9 3/4% Senior Notes of Mobile Services Group, Inc. and Mobile Storage Group, Inc. due 2014 and those certain 6 7/8% Senior Notes of the Company due 2015 and any participation in senior secured, second lien, asset-backed or other credit facilities of the Company or any of its Subsidiaries), and any other instruments exchangeable or convertible therefor.
          “Demand Notice” shall have the meaning set forth in Section 3.1(b) of this Agreement.
          “Demand Registration Statement” shall have the meaning set forth in Section 3.1(b) of this Agreement.
          “Demand Request” shall have the meaning set forth in Section 3.1(b) of this Agreement.
          “Equity Securities” shall mean all shares of Common Stock of the Company, all securities, directly or indirectly, convertible into or exchangeable for shares of Common Stock of the Company (including, without limitation, the Preferred Stock) and all options, warrants, and other rights to purchase or otherwise, directly or indirectly, acquire from the Company shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “GAAP” shall mean United States generally accepted accounting principles consistently applied by the Company and its Subsidiaries throughout the periods indicated.
          “Governmental Entity” shall mean any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.
          “Holders’ Counsel” shall have the meaning set forth in the definition of “Registration Expenses”.
          “Incidental Registration” shall have the meaning set forth in Section 3.2(a) of this Agreement.
          “Law” means any statute, law, common law, order, ordinance, rule or regulation of any Governmental Entity.

          “Majority Holders” shall mean the holders of Registrable Securities representing at least a majority of the outstanding Registrable Securities from time to time.
          “Merger Agreement” shall have the meaning set forth in the first recital to this Agreement.
          “NASDAQ” shall mean The Nasdaq Stock Market, Inc.
          “Non-Qualified Person” shall mean any Person who is (i) directly or indirectly engaged in any business which the Board determines, in good faith, to be a Competitive Business, (ii) an adverse party in any material legal proceeding or material arbitration proceeding or other significant dispute (as determined in good faith by the Board), or (iii) an Affiliate of any Person described in clauses (i) and (ii).
          “Original Stockholder” shall mean each Person that is either (a) a Stockholder as of the date hereof or (b) a Permitted Transferee pursuant to a Transfer effected in accordance with clause (i), (ii) or (iii) of Section 2.2(a) of this Agreement.
          “Permitted Transfer” shall have the meaning set forth in Section 2.2(a) of this Agreement.
          “Permitted Transferee” shall have the meaning set forth in Section 2.2(a) of this Agreement.
          “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization or any other entity or organization, including a Governmental Entity.
          “Preferred Stock” shall have the meaning set forth in the first recital to this Agreement.
          “Qualifying Securities” shall mean the Preferred Stock and any Equity Securities issued upon conversion or exchange for the Preferred Stock pursuant to the Certificate of Designation.
          “Registrable Securities” shall mean shares of Common Stock issued upon the conversion of Preferred Stock pursuant to the Certificate of Designation and any Common Stock acquired by WCAS as permitted by Section 7.7 of the Merger Agreement to the extent such shares have not been previously registered and sold pursuant to an effective registration statement and any other shares of Common Stock that may be received in respect of any of the foregoing securities; provided, that any Registrable Securities shall cease to be Registrable Securities:
     (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement;

     (ii) when such securities shall have been distributed by the holder thereof to the public pursuant to Rule 144 under the Securities Act (or any successor provision); or
     (iii) when such securities shall have ceased to be outstanding.
          “Registration” shall mean the Shelf Registration, each Required Registration and each Incidental Registration.
          “Registration Expenses” shall mean all expenses incident to the Company’s performance of or compliance with Article III including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities), expenses of printing certificates for any Registrable Securities in a form eligible for deposit with the Depository Trust Company, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, the fees and expenses of one (1) counsel not to exceed $50,000 (the “Holders’ Counsel”) and applicable local counsel for the holders of Registrable Securities to be included in the relevant Registration, selected by the holders of a majority of the Registrable Securities to be included in such Registration; but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees and expenses of counsel representing the holders of Registrable Securities included in such Registration (other than the Holders’ Counsel and applicable local counsel) incurred in connection with the sale of Registrable Securities.
          “Required Registration” shall have the meaning set forth in Section 3.1(b) of this Agreement.
          “Sale of the Company” shall mean
          (i) any consolidation or merger of the Company or a Subsidiary of the Company in which the shares of Common Stock are converted into cash, securities or other property;
          (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company and its Subsidiaries; or
          (iii) any Person has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of the capital stock of the Company representing greater than 50% of the outstanding voting power of the Company.
          “SEC” shall mean, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

          “Securities” shall mean, collectively, the Equity Securities and the Debt Securities held by a Stockholder from time to time.
          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Selection Date” shall mean the date that is sixty (60) days prior to the date on which the Company distributes to its stockholders the proxy statement relating to each applicable annual meeting.
          “Shelf Registration” shall have the meaning set forth in Section 3.1(a) of this Agreement.
          “Shelf Registration Lapse Date” shall mean the date, if any, that (x) the Company is not permitted to file or maintain a Form S-3 in connection with the Shelf Registration in accordance with Section 3.1(a), or (y) the Shelf Registration expired in accordance with Section 3.1(a)(i) and not all Registrable Securities registered in such Shelf Registration have been sold.
          “Shelf Registration Statement” shall have the meaning set forth in Section 3.1(a) of this Agreement.
          “Standstill Period” shall have the meaning set forth in Section 2.3(a) of this Agreement.
          “Standstill Securities” shall mean any Equity Securities of the Company or any of its Subsidiaries (in each case, other than Qualifying Securities), and Debt Securities of the Company or any of its Subsidiaries.
          “Stockholder” shall have the meaning set forth in the preamble to this Agreement, subject to Section 2.2 hereof.
          “Subject Stockholder” shall mean WCAS and each Permitted Transferee of WCAS pursuant to a Transfer described in clause (iii) of Section 2.2(a).
          “Subsidiary” or “Subsidiaries” shall mean, with respect to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a 50% equity interest.
          “Transaction Documents” shall mean, collectively, (i) this Agreement, (ii) the Merger Agreement, (iii) that certain Joinder to the Merger Agreement, dated February 22, 2008, executed by WCAS Management Corporation and certain of the other Stockholders, (iv) that certain Joinder, dated June 9, 2008, executed by Douglas Waugaman, (v) that certain Escrow Agreement, dated as of the date hereof, among the Company, MSG and Wells Fargo Bank, N.A., as escrow agent, and (vi) each other agreement, instrument and document delivered pursuant to or in connection with any of the transactions contemplated by the documents described in clauses (i) through (v) of this definition.
          “Transfer” shall have the meaning set forth in Section 2.1(a) of this Agreement.
          “WCAS” shall have the meaning set forth in the second recital to this Agreement.
          “WCAS Directorship Term End Date” shall have the meaning set forth in Section 4.4 of this Agreement.
          “WCAS Observer” shall have the meaning set forth in Section 4.3(a) of this Agreement.
          “WCAS Permanent Director” shall have the meaning set forth in Section 4.1(a) of this Agreement.
          “WCAS Temporary Director” shall have the meaning set forth in Section 4.1(a) of this Agreement.
ARTICLE II
TRANSFER OF EQUITY SECURITIES
     Section 2.1 Restrictions.
          (a) No Stockholder shall, voluntarily or involuntarily, directly or indirectly, sell, assign, donate, hypothecate, pledge, encumber, grant a security interest in or in any other manner transfer, any Securities, in whole or in part, or any other right or interest therein, or enter into any transaction which results in the economic equivalent of a transfer to any Person (each such action, a “Transfer”) except pursuant to a Permitted Transfer.
          (b) From and after the date hereof, all certificates or other instruments representing Securities held by each Stockholder shall bear a legend which shall state:
“The sale, transfer, hypothecation, assignment, pledge, encumbrance or other disposition of this [note and the obligations of the issuer] [share certificate and the shares of [Preferred] [Common] Stock] represented hereby are restricted by and are subject to all of the terms, conditions and provisions of that certain Stockholders Agreement, dated as of [                    ], 2008, as amended from time to time, by and between the Company and the investors party thereto, which agreement is on file at the principal office of the Company.”
          (c) In addition to the legend required by Section 2.1(b) above, all certificates representing Equity Securities held by each Stockholder (other than Equity Securities acquired pursuant to Section 7.7 of the Merger Agreement or that have otherwise been previously registered and sold pursuant to an effective registration statement under the Securities Act) shall bear a legend which shall state:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or pursuant to any state securities laws. The securities have been acquired for investment and may not be sold or transferred except in compliance with the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws or pursuant to an exemption therefrom.”
          (d) Any attempt to transfer any Security which is not in accordance with this Agreement shall be null and void and the Company agrees that it will not cause, permit or give any effect to any Transfer of any Securities to be made on its books and records unless such Transfer is permitted by this Agreement and has been made in accordance with the terms hereof.
          (e) Each Stockholder agrees that it will not effect any Transfer of Securities unless such Transfer is a Permitted Transfer and is made (i) pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act or pursuant to Rule 144 or Rule 144A promulgated under the Securities Act and (ii) in accordance with all applicable Laws (including, without limitation, all securities laws).
          Section 2.2 Permitted Transfers.
          (a) Notwithstanding anything to the contrary contained herein and subject to Sections 2.2(b) and 2.2(c), a Stockholder may at any time effect any of the following Transfers (each a “Permitted Transfer”, and each transferee of such Stockholder in respect of such Transfer, a “Permitted Transferee”):
     (i) any Transfer of any or all Securities held by a Stockholder who is a natural Person following such Stockholder’s death by will or intestacy to such Stockholder’s legal representative, heir or legatee;
     (ii) any Transfer of any or all Securities held by a Stockholder who is a natural Person as a gift or gifts during such Stockholder’s lifetime to such Stockholder’s spouse, children, grandchildren or a trust or other legal entity for the exclusive benefit of such Stockholder or any one or more of the foregoing;
     (iii) any Transfer of any or all Securities held by a Stockholder to any Affiliate of such Stockholder; provided that such Affiliate is a Person who is not a Non-Qualified Person; provided, further that any such Affiliate shall Transfer such Securities to the Stockholder from whom the Securities were originally received or acquired within five (5) calendar days after ceasing to be an Affiliate of such Stockholder;
     (iv) any Transfer, occurring on or after the first (1st) anniversary of the date hereof, of any or all Common Stock or Debt Securities or other securities, other than the Preferred Stock held by a Stockholder provided that if any such Transfer is a private sale and not in connection with an underwritten offering or a block trade to a financial intermediary or other public sale (including any Rule 144 sale in a brokered transaction) then such sale may not be made if (A) the transferee (or any group (as defined in Rule 13(d)(3) of the Exchange Act) of transferees) would purchase in that transaction, (or pursuant to all transactions with that Stockholder or group (as defined in Rule 13(d)(3) of the Exchange Act) of Stockholders) more than three percent (3%) of the fully diluted Common Stock (as of the relevant time of determination), which will be provided promptly upon the written request of any Stockholder to the Company’s Secretary or Chief Financial Officer determined either by reference to the Company’s most recently filed Form 10-K or Form 10-Q or upon information provided by the Company, or (B) the transferee with respect to such Transfer is a Non-Qualified Person; and
     (v) any Transfer, occurring on or after the first (1st) anniversary of the date hereof, of the Preferred Stock if (A) the transferee with respect to such Transfer is not a Non-Qualified Person, (B) the transferee (or any group (as defined in Rule 13(d)(3) of the Exchange Act) of transferees) would purchase in that transaction, (or pursuant to all transactions with that Stockholder or group (as defined in Rule 13(d)(3) of the Exchange Act) of Stockholders) more than three percent (3%) of the fully diluted Common Stock (as of the relevant time of determination), which will be provided promptly upon the written request of any Stockholder to the Company’s Secretary or Chief Financial Officer determined either by reference to the Company’s most recently filed Form 10-K or Form 10-Q or upon information provided by the Company, and (C) the aggregate number of Permitted Transferees in connection with all Transfers of Equity Securities by (i) any single Stockholder (other than WCAS, Lehman or Calsters) pursuant to this clause (v) does not exceed one (1) person; and (ii) with respect to WCAS, Lehman and Calsters pursuant to this clause (v) does not exceed five (5), two (2) and two (2) Persons, respectively; provided, that prior to effecting any Transfer pursuant to this clause (v), the transferee(s) with respect to a Transfer pursuant to this clause (v) shall agree in writing not to Transfer any of the Preferred Stock to a Non-Qualified Person pursuant to a private sale.
          (b) In any Transfer referred to above in clauses (i), (ii) or (iii) of Section 2.2(a), the Permitted Transferee shall agree in writing to be bound by all of the provisions of this Agreement, shall execute and deliver to the Company a counterpart to this Agreement, and shall hold all such Securities as a “Stockholder” hereunder as if such Permitted Transferee was an original signatory hereto and shall be deemed to be a party to this Agreement. In addition, each Permitted Transferee (A) pursuant to a Transfer by a Stockholder other than WCAS referred to in clause (i), (ii) or (iii) of Section 2.2(a) shall hold all Equity Securities an “Original Stockholder” hereunder, and (B) pursuant to a Transfer by WCAS referred to in clause (iii) of Section 2.2(a) shall hold all Equity Securities as a “Subject Stockholder” and an “Original Stockholder” hereunder.
          (c) Notwithstanding anything to the contrary contained in this Agreement, prior to the WCAS Directorship Term End Date, at all times during the Company’s customary black-out periods (i.e., relating to the public release of quarterly or annual financial information) neither WCAS nor any of its Controlled Affiliates shall sell any Securities other than during any period when the directors and officers of the Company and its Subsidiaries are not prohibited from selling Securities pursuant to the written policies and procedures of the Company governing transfers of Securities by such officers and directors during such ordinary black-out periods as may be in effect from time to time; provided, however, that (i) the foregoing limitation shall not apply to WCAS or any of its Controlled Affiliates if the black-out period imposed by the Company results from the occurrence of an extraordinary event affecting the Company or any of its Subsidiaries, and (ii) if circumstances exist such that the Company would have the right to take the actions specified in Section 3.1(e) of this Agreement, then (notwithstanding anything to the contrary set forth in clause (i)) the foregoing prohibition may be imposed by the Company under the circumstances described in Section 3.1(e) of this Agreement, for the periods and subject to the limitations set forth in such Section.
     Section 2.3 Standstill.
          For the period (the “Standstill Period”) commencing on the date hereof and ending on the date on which the Subject Stockholders, in the aggregate, no longer hold Equity Securities constituting (or representing upon the conversion thereof) five percent (5%) or more of the outstanding shares of Common Stock, no Subject Stockholder shall, and each Subject Stockholder shall cause its respective Controlled Affiliates, unless expressly agreed in writing, in advance, by the Company, directly or indirectly, in any manner whatsoever:
          (a) acquire, announce an intention to acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, or enter into any arrangement or undertaking to acquire, directly or indirectly, by purchase, or otherwise, record or direct or indirect beneficial ownership interest in any Standstill Securities or any assets (other than purchases of assets in the ordinary course of business) or other securities of the Company or any of its Subsidiaries or any direct or indirect rights, warrants or options to acquire record or direct or indirect beneficial ownership of any securities or assets of the Company or any of its Subsidiaries;
          (b) make, effect, initiate, cause or participate in any take-over bid, tender offer, exchange offer, merger, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction involving the Company or any of its Subsidiaries;
          (c) solicit, make, effect, initiate, cause, or in any way participate in, directly or indirectly, any solicitation of proxies or consents from any holders of any securities of the Company or any of its Subsidiaries or call or seek to have called any meeting of stockholders of the Company or any of its Subsidiaries;
          (d) form, join or participate in, or otherwise encourage the formation of, any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company or any of its Subsidiaries that are not Standstill Securities;
          (e) arrange, facilitate, or in any way participate, directly or indirectly, in any financing for the purchase of any securities or assets of the Company or any of its Subsidiaries that are not Standstill Securities;
          (f) (i) act, directly or indirectly, to seek control or direct the board of directors, stockholders, policies or affairs of the Company or any of its Subsidiaries; (ii) solicit, propose, seek to effect or negotiate with any other Person with respect to any form of business combination transaction involving the Company or any take-over bid, tender, exchange offer, merger, consolidation, recapitalization, restructuring, liquidation, dissolution, or other extraordinary transaction involving the Company or any of its Subsidiaries; or (iii) disclose an intent, purpose, plan or proposal with respect to the Company, or any securities or assets of the Company or any of its Subsidiaries that are not Standstill Securities;
          (g) take any action that is intended to or reasonably expected to require the Company or any of its Subsidiaries to make a public announcement regarding any of the types of matters set forth in clauses (a) through (f), inclusive, of this Section 2.3;
          (h) agree or offer to take, or encourage or propose (publicly or privately) the taking of, or announce an intention to take, or otherwise make any public announcement with respect to, any action referred to in clauses (a) through (g), inclusive, of this Section 2.3; and
          (i) request of, or propose to the Company, or any of its representatives that the Company amend or waive or consider the amendment or waiver of any provision of this Section 2.3.
Notwithstanding anything to the contrary in this Section 2.3, (i) any pooled investment vehicle managed or under the control of WCAS or any of its Affiliates that primarily invests on a passive basis in debt securities or debt instruments shall be permitted to acquire up to $50 million in the aggregate of all classes or types of Debt Securities that are not convertible into Equity Securities or otherwise have voting features permitting the holders thereof to vote with the holders of any Equity Security on any matter, (ii) this Section 2.3 shall not apply to any indirect interest held by any Controlled Affiliate of a Person if such Controlled Affiliate is an individual or trust or other investment vehicle formed for the benefit of individuals or charitable concerns and such interest is held through another entity that is not controlled by such Controlled Affiliate (e.g. a publicly traded mutual fund, a “blind” trust or investment account or a private equity or other private investment fund with respect to which such Controlled Affiliate is not affiliated) and (iii) nothing herein shall limit in anyway the conduct of any person who is serving on the Board and who is affiliated with WCAS or any of its Controlled Affiliates from taking any actions in his or her capacity as such, nor prohibit any such person or WCAS or any of its Controlled Affiliates from taking any action in furtherance of or in order to assure that any person who may be designated by them to serve on the Board as contemplated by this Agreement is elected to serve on the Board. In addition, notwithstanding anything to the contrary in this Section 2.3, each Subject Stockholder shall be permitted to sell its Equity Securities in any Approved Sale of the Company.
ARTICLE III
REGISTRATION RIGHTS
     Section 3.1 Required Registrations.
          (a) Shelf Registration Statement. Subject to each Stockholder’s compliance with Section 3.8, the Company shall use all commercially reasonable efforts to file a registration statement under the Securities Act on or about the date that is ten (10) months from the date hereof covering all of the Registrable Securities then held by the Stockholders on Form S-3 or such other available forms (the “Shelf Registration”) and to have such Registration Statement declared effective to enable the resale of such Registrable Securities after the first (1st)

anniversary of the date hereof on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) through NASDAQ or such other market as may be the principal market on which the Registrable Securities are then quoted or listed. The Company will use all commercially reasonable efforts to cause the Shelf Registration Statement to remain continuously effective under the Securities Act until the earlier of (i) the date that is two (2) years (or such longer period as may be permitted under applicable Law) after the initial effectiveness thereof and (ii) the earliest date on which all Registrable Securities held by the Stockholders shall have either (A) been sold in accordance with this Section 3.1(a) or (B) ceased to be outstanding.
          (b) Required Registrations. If, at any time after the Shelf Registration Lapse Date, the Company shall be requested in writing, which writing shall specify the Registrable Securities to be sold and the intended method of disposition thereof (a “Demand Request”), by the Majority Holders, to effect a registration under the Securities Act of Registrable Securities held by such Stockholders (each, a “Required Registration”), then the Company shall promptly use all commercially reasonable efforts to effect such Required Registration by filing, at the Company’s option, either a Form S-1 or Form S-3 registration statement (a “Demand Registration Statement”); provided the Company shall not be required to comply with more than one (1) Demand Request during any six (6) month period and shall only be obligated to comply with four (4) Demand Requests in total; provided, that if a Shelf Registration Lapse Date occurs during the period beginning on the date that the Shelf Registration contemplated by Section 3.1(a) is declared effective and ending on the second anniversary of the date thereof, then the limit for Demand Requests shall be increased by one (1). Upon receipt by the Company of a Demand Request, the Company shall deliver a written notice (a “Demand Notice”) to each Stockholder who did not make such Demand Request stating that the Company intends to comply with a Demand Request and informing each such Stockholder of its right to include Registrable Securities in such Required Registration. Within ten (10) Business Days after receipt of a Demand Notice, each Stockholder shall have the right to request in writing that the Company include all or a specific portion of the Registrable Securities held by such Stockholder in such Required Registration. Notwithstanding anything to the contrary set forth herein, the Company shall be obligated to effect any one or more of such Required Registrations pursuant to a Shelf Registration Statement if the Majority Holders so request in connection with any Demand Request.
          (c) Selection of Underwriters. In the event that the Registrable Securities to be registered pursuant to a Required Registration are to be disposed of in an underwritten public offering, the underwriters of such public offering shall be one or more underwriting firms of nationally recognized standing selected by the Majority Holders and shall be reasonably acceptable to the Company. In the event the Company elects to file a Demand Registration Statement on Form S-3 and the underwriters, if any, in such public offering or the Majority Holders request that the Company provide disclosures otherwise required in connection with a Form S-1 registration statement, then the Company shall include in such Demand Registration Statement such “long form” disclosures.
          (d) Priority on Required Registrations. In the event that, in the case of any Required Registration, the managing underwriter for the public offering contemplated by Section 3.1(b) shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting sale) that, in such underwriter’s opinion, the amount of securities requested to be included in such Required Registration would adversely affect the public offering and sale (including pricing) of such Registrable Securities (such writing to state the basis of such opinion and the approximate number of Registrable Securities that may be included in such public offering without such effect), the Company will include in such Required Registration the number of Registrable Securities that the Company is so advised can be sold in such public offering, in the following amounts:
     (i) first, all Registrable Securities requested to be sold by holders of Registrable Securities pursuant to Section 3.1(b) pro rata among such holders on the basis of the number of Registrable Securities owned by each such holders; and
     (ii) second, securities proposed to be sold by the Company for its own account.
          (e) Black Out Period. Notwithstanding any other provision of this Agreement to the contrary, if the Board reasonably determines that the registration and distribution of Registrable Securities (i) would reasonably be expected to impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, merger, corporate reorganization, segment reclassification or discontinuation of operations, or other significant transaction or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its Subsidiaries, or (ii) would require disclosure of non-public material information, the disclosure of which would reasonably be expected to adversely affect the Company, the Company shall (x) be entitled to postpone the filing or effectiveness or suspend the effectiveness of a registration statement and/or the use of any prospectus for a period of time not to exceed sixty (60) days and (y) promptly give the Stockholders written notice of such postponement or suspension (which notice need not specify the nature of the event giving rise to such suspension); provided, that the Company shall not utilize the right described in Section 3.1(b) more than once in any six (6) month period and provided further that the Company may extend such period to be up to ninety (90) days in the aggregate, but if it elects to do so it shall not be permitted to impose a subsequent black out period until a time that is more than six (6) months after the end of such extended black out period. Notwithstanding anything to the contrary set forth herein, any application of the provisions of Section 2.2(c) of this Agreement that results in a postponement of the effectiveness of a registration statement pursuant to this Section 3.1(e) shall not be included in calculating the 60-day period or 90-day period above.
     Section 3.2 Incidental Registration.
          (a) Filing of Registration Statement. If, at any time after the first (1st) anniversary of the date hereof the Company proposes to register, for its own account or for the account of any other Person any of its securities (an “Incidental Registration”) under the Securities Act (other than pursuant to a registration statement on Form S 4 or Form S 8 or any successor forms thereto) for sale to the public, it will at each such time give prompt written notice to all Stockholders of its intention to do so, which notice shall be given at least thirty (30) days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC. Upon the written request of any Stockholder to include Registrable Securities held by it that are not otherwise covered by the Shelf Registration Statement or a

Demand Registration Statement in such Incidental Registration statement (which request shall (i) be made within fifteen (15) days after the receipt of any such notice, and (ii) specify the Registrable Securities intended to be included by such holder), the Company will use all commercially reasonable efforts to effect the registration of all Registrable Securities that the Company has been so requested to register by such Stockholder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason to terminate such registration statement and not to register such securities, the Company may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such Persons in connection with such registration.
          (b) Selection and Use of Underwriters. Underwriters, if any, in connection with any offering pursuant to this Section 3.2 shall be selected at the sole and exclusive discretion of the Company. No Stockholder shall Transfer any Registrable Securities included in the Incidental Registration other than through the underwriter or underwriters so selected by the Company.
          (c) Priority on Incidental Registrations. If the managing underwriter for the offering contemplated by this Section 3.2 shall advise the Company in writing that, in such underwriter’s opinion, the number of securities requested to be included in such Incidental Registration would adversely affect the offering and sale (including pricing) of such securities, the Company shall include in such Incidental Registration the number of securities that the Company is so advised can be sold in such offering, in the following amounts and order of priority:
     (i) first, securities proposed to be sold by the Company for its own account or for the account of any other Person not a party hereto; and
     (ii) second, the Registrable Securities requested to be registered by Stockholders pro rata among such Stockholders on the basis of the number of Registrable Securities owned by each such Stockholders.
     Section 3.3 Registration Procedures.
          The Company will use all commercially reasonable efforts to effect the Shelf Registration and Required Registration pursuant to Section 3.1 and each Incidental Registration pursuant to Section 3.2, and to cooperate with the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as reasonably practicable, and the Company will as expeditiously as reasonably practicable:
          (a) subject, in the case of an Incidental Registration, to the proviso to Section 3.2(a), prepare and file with the SEC the registration statement and use all commercially reasonable efforts to cause the Registration to become effective;
          (b) subject, in the case of an Incidental Registration, to the proviso to Section 3.2(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;
          (c) furnish, upon request, to each holder of Registrable Securities to be included in such Registration and the underwriter or underwriters, without charge, at least one copy of the signed registration statement and any post-effective amendment thereto, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);
          (d) notify each holder of the Registrable Securities to be included in such Registration and the underwriter or underwriters:
     (i) of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;
     (ii) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;
     (iii) of any written request by the SEC for amendments or supplements to such registration statement or prospectus; and
     (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;
          (e) if requested by the managing underwriter or underwriters, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters reasonably request to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 3.3(e) that would, in the opinion of counsel to the Company, violate applicable Law;
          (f) on or prior to the date on which a Registration is declared effective, use all commercially reasonable efforts to register or qualify, and cooperate with the holders of Registrable Securities to be included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing; use all commercially reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things reasonably necessary or advisable to enable the disposition of the Registrable Securities in all such jurisdictions reasonably requested to be covered by such Registration; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
          (g) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities to be included in such Registration and the managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends including, without limitation, those set forth in Section 2.1) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;
          (h) use all commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Company or any Subsidiary as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, as applicable, to consummate the disposition of such securities;
          (i) use all commercially reasonable efforts to obtain such legal opinions and auditors’ consents as may be required by applicable Law;
          (j) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12) month period; and
          (k) use all commercially reasonable efforts to cause its senior executive officers to participate in “road shows” at the request of the underwriters in connection with a Required Registration; provided, that such senior executive officers shall not be required to participate in “road shows” for more than two (2) Required Registrations.

     Section 3.4 Registration Expenses.
          The Company will pay all Registration Expenses in connection with each registration of Registrable Securities, including, without limitation, any such registration not effected by the Company. WCAS shall promptly reimburse the Company for any incremental Registration Expenses incurred by the Company in connection with the registration of any shares of Common Stock acquired by WCAS in accordance with Section 7.7 of the Merger Agreement as reasonably agreed by the Company and WCAS.
     Section 3.5 Indemnification; Contribution.
          (a) The Company shall indemnify, to the fullest extent permitted by applicable Law, each holder of Registrable Securities, its officers, directors, partners, employees and agents, if any, and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by the Company of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning any holder of Registrable Securities furnished in writing to the Company by such holder expressly for use therein. No action or failure to act on the part of the underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of the Company to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence. In connection with any underwritten offering pursuant to Section 3.2, the Company agrees to enter into an underwriting agreement in customary form with the applicable underwriters, and the Company agrees to indemnify such underwriters, their officers, directors, employees and agents, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as herein before provided with respect to the indemnification of the holders of Registrable Securities; provided that the Company shall not be required to indemnify any such underwriter, or any officer, director or employee of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter’s failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

          (b) In connection with any registration statement in connection with an offering in which a holder of Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by applicable Law, the Company, each underwriter and their respective officers, directors, employees and agents, if any, and each Person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning a holder furnished in writing by such holder expressly for use therein; provided that such holder’s obligations hereunder shall be limited to an amount equal to the net proceeds to such holder of the Registrable Securities sold pursuant to such registration statement.
          (c) Any Person entitled to indemnification under the provisions of this Section 3.5 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Article III shall so provide. In the event an indemnifying party shall elect not to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim.
          (d) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 3.5(b) were available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 3.5 shall be several and not joint.

          (e) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 3.5 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.
          (f) The indemnity and contribution agreements contained in this Section 3.5 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the Transfer of Equity Securities by such holder and the termination of this Agreement for any reason.
     Section 3.6 Holdback Agreements.
          Each Stockholder agrees not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any securities, other than those Registrable Securities included in such Registration pursuant to Section 3.1 or 3.2(a) for the seven (7) days prior to and the ninety (90) days after the effectiveness of the registration statement pursuant to which such offering shall be made (or such longer periods as may be advised by the underwriter with respect to the applicable offering but in any event not to exceed thirty (30) days prior to and ninety (90) days after the effectiveness of such registration statement). The Company agrees that it and its executive officers will be subject to the holdback period requested by the underwriters of a Required Registration, if any, pursuant to this Section 3.6 to the extent that such underwriters determine such holdback by the Company and its executive officers is reasonably necessary for the successful offering and sale of all Registrable Securities in connection with such registration.
     Section 3.7 Availability of Information.
          The Company shall cooperate with each Stockholder who is a holder of any Registrable Securities in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.
     Section 3.8 Information Concerning Stockholders.
It shall be a condition precedent to the obligations of the Company to include the Registrable Securities of any selling Stockholder in any registration statement or prospectus, as the case may be, that such selling Stockholder shall take the actions described in this Section 3.8:
          (a) each selling Stockholder that has requested inclusion of its Registrable Securities in any registration statement shall furnish to the Company in writing all information as may be necessary to make the information previously furnished to the Company by such Stockholder, in light of the circumstances under which it was made, not misleading, any other information regarding such Stockholder and the distribution of such Registrable Securities as may be required to be disclosed in the prospectus or registration statement under applicable Law or pursuant to SEC comments and any information otherwise reasonably requested from time to time by the Company to comply with applicable Law or regulations, including, without limitation, (i) the then current name and address of such Stockholder(s), (ii) the aggregate number of Registrable Securities requested to be registered, (iii) the total number of Registrable Securities then held by such Stockholder(s), (iv) the intended means of distribution, and (v) any other information required to be disclosed with respect to such Stockholder or such Stockholder’s Registrable Securities in the registration statement or related prospectus by the Securities Act;
          (b) each selling Stockholder shall promptly (i) following it becoming aware thereof, notify the Company of the occurrence of any event that makes any statement made in a registration statement or prospectus regarding such selling Stockholder untrue in any material respect or that requires the making of any changes in a registration statement or prospectus so that, in such regard, it shall not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements (in the case of a prospectus, in light of the circumstances under which they were made), not misleading and (ii) in connection with providing such notice, provide the Company with such information in its possession as may be required to enable the Company to prepare a supplement or post-effective amendment to any such registration statement or a supplement to such prospectus;
          (c) with respect to any registration statement for an underwritten offering, the inclusion of a Stockholder’s Registrable Securities therein shall be conditioned, at the managing underwriter’s request, upon the execution and delivery by such Stockholder of an underwriting agreement as may be negotiated by the Company;
          (d) any sale of any Registrable Securities by any Stockholder shall constitute a representation and warranty by such Stockholder that the prospectus delivered by such Stockholder does not as of the time of such sale contain any untrue statement of a material fact relating to the information expressly provided in writing by such Stockholder for inclusion in such prospectus and that such prospectus does not as of the time of such sale omit to state any material fact relating to the information expressly provided in writing by such Stockholder for inclusion in such prospectus necessary to make the statements in such prospectus, in light of the circumstances under which they were made, not misleading; and
          (e) no Stockholder shall use, distribute or otherwise disseminate any “free writing prospectus”, as defined in Rule 405 under the Securities Act, in connection with the sale of Registrable Shares under the Shelf Registration Statement, without the prior written consent of the Company.
ARTICLE IV
BOARD OF DIRECTORS OF THE COMPANY
     Section 4.1 Composition.
          (a) At the Effective Time (as defined in the Merger Agreement), the Company shall expand the size of the Board so that the number of members on the Board is equal to eight (8) and shall appoint (i) one individual designated by WCAS (the “WCAS Permanent Director”), whose term ends in 2011 and (ii) another individual designated by WCAS (the “WCAS Temporary Director”), whose term ends in 2009. WCAS hereby designates Sanjay Swani as the initial WCAS Permanent Director and Michael Donovan as the initial WCAS Temporary Director.
          (b) From and after the date hereof, the Company shall use all commercially reasonable efforts to take all necessary and desirable actions within its control (including calling special board meetings) so that:
     (i) the number of members on the Board will not exceed eight (8) or such larger number as may be required to comply with any Laws, rules or regulations including rules and regulations concerning director independence; and
     (ii) the WCAS Permanent Director will be elected to a seat as a director of the class whose term ends in 2011 and the WCAS Temporary Director will be elected to a seat as a director of the class whose term ends in 2009.
          (c) At the next annual meeting of the Company, and thereafter each time the applicable class of directors comes up for re-election, until the WCAS Directorship Term End Date, the Board shall recommend that the stockholders of the Company elect to the Board one (1) individual selected by WCAS to fill the seat of the WCAS Permanent Director. WCAS shall, as promptly as practicable (and in any event no later than the Selection Date, provided that the Company shall provide WCAS with written confirmation of the Selection Date 30 days prior to such date), provide the Board with written notice of the name of the individual so selected by it, together with such biographical information regarding such individual as the Nominating and Corporate Governance Committee of the Board may request. Notwithstanding the foregoing provisions of this Section 4.1(b), if the Nominating and Corporate Governance Committee of the Board shall determine in its good faith and reasonable judgment (including, without limitation, any failure of WCAS’s designee to satisfy all legal and regulatory requirements as well as any and all requirements that may be set forth in the Company’s Code of Business Conduct and Ethics or any other governing instruments or policies of the Company) to disqualify any designee of WCAS from service on the Board, then the Board shall not be required to recommend the election of such individual, and WCAS shall promptly designate a different individual. Nothwithstanding anything to the contrary set forth herein, if the individual selected by WCAS in accordance with this Section 4.1(c) is not able to serve on the Board or ceases to be affiliated with WCAS, then WCAS shall have right to select another individual so long as WCAS provides the Company with written notice of the name of the individual so selected by it (together with such biographical information regarding such individual as the Nominating and Corporate Governance Committee of the Board may request) at least 5 days prior to the date on which the Company distributes to its stockholders the proxy statement relating to the applicable annual meeting.
          (d) The WCAS Temporary Director shall resign from his or her seat as director of the Company effective as of the close of business on the earlier of the WCAS Directorship Term End Date and December 31, 2009 (it being understood that such seat may be filled by the remaining directors on the Board in accordance with Section 5.4(a) of the By-Laws of the Company). WCAS shall cause the WCAS Temporary Director to comply with this Section 4.1(c).

          (e) The WCAS Permanent Director shall resign from his or her seat as director of the Company effective immediately on the WCAS Directorship Term End Date (it being understood that such seat may be filled by the remaining directors on the Board in accordance with Section 5.4(a) of the By-Laws of the Company). WCAS shall cause the WCAS Permanent Director to comply with this Section 4.1(d).
          (f) Notwithstanding any other provision of this Section 4.1, the Company shall be entitled to (i) excuse the WCAS Permanent Director and the WCAS Temporary Director from any portion of any meeting of the Board, (A) when the Board discusses any matters directly relating to the Securities or the Transaction Documents that could, in the Board’s good faith determination, present a conflict for the WCAS Permanent Director or the WCAS Temporary Director; or (B) if participation by the WCAS Permanent Director or the WCAS Temporary Director in such meeting would, in the Board’s good faith determination, reasonably be expected to waive the attorney/client privilege relating to communications between the Company and its legal advisors with respect to such matters and (ii) withhold information from the WCAS Permanent Director and the WCAS Temporary Director delivered to the Board prior to any meeting of the Board if the Company believes there is a reasonable likelihood that the receipt of such information by the WCAS Permanent Director or the WCAS Temporary Director would, in the Board’s good faith determination, create a conflict of interest for the WCAS Permanent Director of the WCAS Temporary Director in respect of the Securities or the Transaction Documents or, if privileged, would, in the Board’s good faith determination, reasonably be expected to effectively waive the attorney/client privilege of the Company with respect thereto.
     Section 4.2 Vacancy and Removal.
          If, during the period commencing on the date hereof and ending on the WCAS Directorship Term End Date, a vacancy of the Board seat occupied by the WCAS Permanent Director or the WCAS Temporary Director occurs for any reason (including death, resignation or removal) the remaining directors on the Board shall fill such vacancy pursuant to Section 5.4(a) of the By-Laws of the Company with an individual nominated by WCAS who satisfies the requirements of the Nominating and Corporate Governance Committee of the Board, to hold such seat (subject to Section 4.1(d)) until the next annual meeting of the Company at which such seat is up for re-election.
     Section 4.3 Board Observation Rights.
          (a) From and after January 1, 2010 until the WCAS Directorship Term End Date, WCAS shall be entitled to designate one (1) observer (the “WCAS Observer”) to attend, as a non-voting observer, all meetings (including participation in telephonic meetings) of the Board. The Company shall reimburse the WCAS Observer for his or her reasonable out-of-pocket costs incurred in attending such meetings in person in accordance with the Company’s expense reimbursement policy applicable to directors in effect from time to time.
          (b) The Company shall provide the WCAS Observer with (i) notice of all meetings of the Board and (ii) all information delivered to the Directors at the same time such information is distributed to the Board.

          (c) Notwithstanding any other provision of this Section 4.3, the Company shall be entitled to (i) excuse the WCAS Observer from any portion of any meeting of the Board, (A) when the Board discusses any matters directly relating to the Securities or the Transaction Documents that could, in the Board’s good faith determination, present a conflict for the WCAS Observer; or (B) if the WCAS Observer’s participation in such meeting would, in the Board’s good faith determination, reasonably be expected to waive the attorney/client privilege related to communications between the Company and its legal advisors and (ii) withhold information from the WCAS Observer delivered to the Board prior to any meeting of the Board if the Company believes there is a reasonable likelihood that the receipt of such information by the WCAS Observer would, in the Board’s good faith determination, create a conflict of interest for the WCAS Observer in respect of the Securities or the Transaction Documents or, if privileged, would, in the Board’s good faith determination, reasonably be expected to effectively waive the attorney/client privilege of the Company with respect thereto.
     Section 4.4 Transfer of Preferred Stock by WCAS.
          WCAS’s rights under this Article IV (including, without limitation, any right WCAS may have to designate a WCAS Permanent Director, WCAS Temporary Director, or WCAS Observer pursuant to the applicable provisions of this Article IV) shall immediately terminate and expire on the date on which the Original Stockholders cease to hold, in the aggregate, at least two million (2,000,000) shares of Qualifying Securities (as adjusted to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) (the “WCAS Directorship Term End Date”).
ARTICLE V
MISCELLANEOUS
     Section 5.1 Entire Agreement.
          This Agreement, including the schedules hereto and any other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
     Section 5.2 Table of Contents; Captions.
          The table of contents and the Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.
     Section 5.3 Counterparts.
          This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     Section 5.4 Notices.
          Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:
          If to the Company, to:
Mobile Mini, Inc.
7420 South Kyrene Road, Suite 101
Tempe, AZ 85283
Fax: (480) 894-6433
Attn: Larry Trachtenberg
and if to any of the Stockholders, to the addresses or facsimile numbers set forth opposite each of their names on Schedule I attached hereto; or such other addresses or number as shall be furnished in writing by any such party.
     Section 5.5 Successors and Assigns.
          This Agreement shall be binding upon and inure to the benefit of the Company, the Stockholders and their respective successors and Permitted Transferees. Any or all of the rights of a Stockholder under this Agreement may be assigned or otherwise conveyed by any Stockholder only in connection with a Transfer of Equity Securities which is in compliance with this Agreement; provided, that notwithstanding any Permitted Transfer, the rights of WCAS pursuant to Article IV of this Agreement shall not be assignable to any Person (whether or not a Permitted Transferee).
     Section 5.6 Governing Law.
          The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.
     Section 5.7 Submission to Jurisdiction.
          (a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York, County of New York or in the United States District Court for the Southern District of New York and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 5.4, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 5.7(b), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.
          (b) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement. To the fullest extent permitted by applicable Law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in Section 5.7(a) and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.
          (c) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable Law.
          (d) The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.
          (e) The prevailing party or parties in any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.
     Section 5.8 Waiver of Jury Trial.
          Each of the Company and each Stockholder hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each of the Company and each Stockholder (i) certifies that no representative, agent or attorney of the Company or such Stockholder has represented, expressly or otherwise that the Company or such Stockholder, as the case may be, would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it, the other Stockholders and the Company have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 5.8.
     Section 5.9 Third Party Beneficiaries.
          Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.
     Section 5.10 Confidentiality.
          Each Stockholder hereby agrees that throughout the term of this Agreement it shall keep (and shall use all commercially reasonable efforts to cause its directors, officers, general and limited partners, employees, representatives and outside advisors and its Affiliates to keep) all non-public information received by it relating to the Company (including any such information received prior to the date hereof) confidential except information which (a) becomes known to such Stockholder from a source, other than the Company, its directors, officers, employees, representatives or outside advisors, which source, to the actual knowledge of such Stockholder, is not obligated to the Company to keep such information confidential or (b) is or becomes generally available to the public through no breach of this Agreement by such Stockholder. Each of the Company and each Stockholder agrees that (i) such non-public information may be communicated to the directors, officers, general and limited partners, employees, representatives, outside advisors and Affiliates of such Stockholder and (ii) such Stockholder will use all commercially reasonable to cause its directors, officers, general and limited partners, employees, representatives, outside advisors or Affiliates to keep such non-public information confidential. Notwithstanding the foregoing, a Stockholder may disclose non-public information if required to do so upon request for disclosure pursuant to a federal or state freedom of information statute or by a court of competent jurisdiction or by any governmental agency; provided however, that, to the extent permitted by law, prompt notice of such required disclosure be given to the Company prior to the making of such disclosure so that the Company may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the Stockholder required to disclose the non-public information will disclose only that portion which such party is legally required to be disclosed and will request that confidential treatment be accorded such portion of the non-public information.
     Section 5.11 Expenses.
          The Company shall reimburse each of the respective members of its Board who are not employees of the Company for their reasonable travel and out-of-pocket expenses incurred in connection with their serving on the Board. Employees of the Company who incur expenses in connection with their attendance of meetings of the Board in the performance of their duties shall also be reimbursed in accordance with the Company’s usual expense reimbursement policies.
     Section 5.12 Amendments; Waivers.
          No provision of this Agreement may be amended, modified or waived without the prior written consent of the holders of more than fifty percent (50%) of the issued and outstanding Qualifying Securities, collectively. Notwithstanding the foregoing, the addition of parties to this Agreement in accordance with its terms shall not be deemed to be an amendment, modification or waiver requiring the consent of any Stockholder.
     Section 5.13 No Strict Construction.
          The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
     Section 5.14 Specific Performance.
          Each of the Company and each Stockholder agrees that irreparable damages would occur to the Company or such Stockholder, as the case may be, if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the Company and each Stockholder shall be entitled to seek an injunction or injunctions to prevent actual breaches of this Agreement by the Company or the Stockholders, as the case may be, and to enforce specifically the terms and provisions hereof in the courts referenced in Section 5.7 (or, on a preliminary basis in order to preserve the status quo pending a decision of the courts referenced in Section 5.7, or in order to enforce a judgment of the courts referenced in Section 5.7, in any court of competent jurisdiction), in addition to having any other remedies to which the Company or such Stockholder is entitled at law or in equity and without the necessity of proving damages or posting a bond or other security.
*       *       *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

WCAS:

WELSH, CARSON, ANDERSON & STOWE X, L.P.

By: WCAS X Associates LLC, its General Partner

By:	/s/ Sanjay Swani
Name:	Sanjay Swani
Title:	Managing Member
(Signature Page to Stockholder Agreement)

DE NICOLA HOLDINGS, L.P.

By:	/s/ Anthony de Nicola
Name:	Anthony de Nicola
Title:	General Partner
(Signature Page to Stockholder Agreement)

WCAS CAPITAL PARTNERS IV, L.P.

By: WCAS CP IV Associates LLC, its General Partner

By:	/s/ Sanjay Swani
Name:	Sanjay Swani
Title:	Managing Member

WCAS MANAGEMENT CORPORATION

By:	/s/ Sanjay Swani
Name:	Sanjay Swani
Title:	Vice President
(Signature Page to Stockholder Agreement)

CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM

By:	/s/ Christopher J. Ailman
Name:	Christopher J. Ailman
Title:	Chief Investment Officer
(Signature Page to Stockholder Agreement)

FOXKIRK, LLC

By: NML Securities Holdings, LLC, its Sole Member

By: The Northwestern Mutual Life Insurance Company, its Sole Member

By:	/s/ Richard A. Strait
Name:	Richard A. Strait
Title:	Its Authorized Representative
(Signature Page to Stockholder Agreement)

/s/ Ronald F. Valenta
RONALD F. VALENTA
(Signature Page to Stockholder Agreement)

GRANDVIEW HOLDINGS, L.P.

By:	/s/ James S. Robertson
Name:	James S. Robertson
Title:	General Partner
(Signature Page to Stockholder Agreement)

/s/ Douglas A. Waugaman
DOUGLAS A. WAUGAMAN
(Signature Page to Stockholder Agreement)

/s/ Gilbert Gomez
GILBERT GOMEZ
(Signature Page to Stockholder Agreement)

/s/ James Martell
JAMES MARTELL
(Signature Page to Stockholder Agreement)

LEHMAN BROTHERS CO-INVESTMENT PARTNERS L.P.

By: Lehman Brothers Co-Investment Associates L.P., its general partner

By: Lehman Brothers Co-Investment Associates L.L.C., its general partner

By:	/s/ Ashvin Rao
Name:	Ashvin Rao
Title:	Senior Vice President

LEHMAN BROTHERS CO-INVESTMENT CAPITAL PARTNERS L.P.

By: LB I Group Inc., its general partner

By:	/s/ Ashvin Rao
Name:	Ashvin Rao
Title:	Senior Vice President

LEHMAN BROTHERS CO-INVESTMENT GROUP L.P.

By: LB I Group Inc., its general partner

By:	/s/ Ashvin Rao
Name:	Ashvin Rao
Title:	Senior Vice President
(Signature Page to Stockholder Agreement)

THE WILSON TRUST DATED AUGUST 24, 2000

By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson
Title:	Trustee
(Signature Page to Stockholder Agreement)

/s/ William Armstead
WILLIAM ARMSTEAD
(Signature Page to Stockholder Agreement)

/s/ Jeffrey Kluckman
JEFFREY KLUCKMAN
(Signature Page to Stockholder Agreement)

/s/ Jody Miller
JODY MILLER
(Signature Page to Stockholder Agreement)

/s/ Allan Villegas
ALLAN VILLEGAS
(Signature Page to Stockholder Agreement)

MOBILE MINI, INC.

By:	/s/ Lawrence Trachtenberg
Name:	Lawrence Trachtenberg
Title:	Executive Vice President
(Signature Page to Stockholder Agreement)